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                                                                    Exhibit 23.6

                       [Miller and Lents, Ltd. Letterhead]

                        CONSENT OF OIL AND GAS CONSULTANT

      As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, Miller and Lents, Ltd. hereby consents to the incorporation of our report included in this Registration Statement on Form S-3 of KeySpan Corporation and into the KeySpan Corporation's previously filed Registration Statement File Nos. 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-34768, 333-60294, 333-82230, and
333-104230.

                                          MILLER AND LENTS, LTD.

                                          By: /s/ Christopher A. Burra
                                              ------------------------
                                                  Name: Christopher A. Burra
                                                  Title: Senior Vice President

Houston, Texas
September 30, 2004